For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Second Quarter 2016 Results

WEST PALM BEACH, Fla., August 3, 2016-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the second quarter ended June 30, 2016. In addition, the company updated its guidance for 2016.

Second Quarter 2016 Highlights

•	Net Income - Declined $0.5 million to $12.3 million. Net income per diluted share was $0.31, slightly below the company’s guidance range of $0.32-$0.34 per share.

•
Portfolio Revenue per Available Room (RevPAR) - Rose 0.6 percent as compared to the second quarter of 2015 to $141 for Chatham’s 38, wholly owned hotels. Average daily rate (ADR) was up 70 basis points to $164, and occupancy was flat at 86 percent.

•	Adjusted EBITDA - Increased $0.1 million to $36.8 million.

•	Adjusted FFO - Declined $0.5 million to $26.7 million. Adjusted FFO per diluted share was $0.69, within the company’s guidance of $0.69-$0.71 per share.

•
Operating Margins -Experienced a 120 basis point decline in comparable hotel gross operating profit margins (total revenue less total hotel operating expenses) to 50.7 percent using comparable hotels regardless of ownership, and comparable hotel EBITDA margins declined 150 basis points to 44.2 percent.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the three and six months ended June 30, 2016. RevPAR, ADR and occupancy for 2016 and 2015 are based on hotels owned as of June 30, 2016 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income	$12.3	$12.8	$15.6	$14.3
Diluted net income per common share	$0.31	$0.33	$0.40	$0.37
RevPAR	$141	$140	$132	$130
ADR	$164	$163	$162	$161
Occupancy	86%	86%	82%	81%
Adjusted EBITDA	$36.8	$36.7	$64.3	$61.1
GOP Margin	50.7%	52.0%	48.8%	50.1%
Hotel EBITDA Margin	44.2%	46.1%	41.9%	43.7%
AFFO	$26.7	$27.2	$44.4	$42.2
AFFO per diluted share	$0.69	$0.71	$1.15	$1.11
Dividends per share	$0.33	$0.30	$0.64	$0.60

Operating Results

“RevPAR growth continued to decelerate in the 2016 second quarter as weakening industry fundamentals persisted with increased supply combined with muted demand and GDP growth,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “As an industry, we are finding it very difficult to drive rate increases given weaker business demand and the impact on rates from the online travel agents, as well as increased supply in certain gateway markets.

“Our RevPAR growth of 0.6 percent was below our RevPAR growth guidance of 2-3 percent,” Fisher noted. “We were able to maintain occupancy at a very high 86 percent year-over-year during the quarter, but were not able to drive meaningful rate increases. The industry benefitted in the second quarter from the Easter and July 4th calendar shifts, but our hotels were already at an occupancy level that made for a tough year-over-year comparison.”

“In the face of a challenging quarter where our RevPAR growth underperformed our expectations, we produced operating results within our guidance range with adjusted FFO per share of $0.69 coming in at the lower-end of our guidance range, as hotel EBITDA margins were within our guidance range. We also benefitted from lower than expected income taxes and slightly better than expected FFO from our joint venture investments,” explained Dennis Craven, Chatham’s chief operating officer. “With RevPAR growth of 0.6 percent, we were unable to hold our gross operating profit margins, and comparable operating margins declined 120 basis points. In addition to minimum wage pressures in certain markets, we continue to see substantial increases in certain non-controllable expenses related to guest acquisition costs, such as travel agency commissions and guest reward costs.”

Joint Venture Investment Performance

During the quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $4.9 million and $3.0 million, respectively. For the six months ended June 30, 2016, the joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $8.3 million and $4.3 million, respectively.

Chatham received distributions of $3.2 million during the quarter from the joint ventures. For the six months ended June 30, 2016, Chatham received distributions of $4.1 million from the joint ventures. Chatham invested $50.1 million for its approximate 10 percent interest in the two joint ventures.

Capital Markets & Capital Structure

As of June 30, 2016, the company had net debt of $585.5 million (total consolidated debt less unrestricted cash). Total debt outstanding was $600.8 million at an average interest rate of 4.4 percent, comprised of $534.6 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $66.3 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries an interest rate of 2.6 percent.

Chatham’s leverage ratio was approximately 41 percent at June 30, 2016, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed rate debt is February 2024. As of June 30, 2016, Chatham’s proportionate share of joint venture debt and unrestricted cash was $168.0 million and $3.1 million, respectively.

On June 30, 2016, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint ventures, was 3.5 times, and total net debt to trailing 12-month corporate EBITDA was 5.8 times. Excluding its interests in the two joint ventures with NorthStar, Chatham’s fixed charge coverage ratio was 3.6 times, and net debt to trailing 12-month corporate EBITDA was 5.2 times.

“During the quarter, we generated significant free cash flow and reduced our net debt by $8.1 million,” said Jeremy Wegner, Chatham’s chief financial officer. “Our capital structure is solid with no debt maturing before late 2020. Additionally, given our minimal exposure to any increase in interest rates and our very strong coverage ratios, we remain well protected at this point in the cycle.”

Dividend

During the first quarter, Chatham’s Board of Trustees increased its regular monthly dividend by 10 percent, or $0.01 per common share, to $0.11 per common share. Chatham currently pays a monthly dividend of $0.11 per common share. “Despite the reduction in our 2016 guidance, our 2016 cash dividend per share of $1.30 will represent approximately 57 percent of our estimated Adjusted FFO per share based on the midpoint of our guidance, so we believe the dividend remains safe and supportable,” Craven emphasized.

Hotel Reinvestments/Expansions

During the 2016 second quarter, Chatham substantially completed the renovation of the Homewood Suites in Carlsbad, Calif., the Courtyard by Marriott in Addison, Texas, and the Hilton Garden Inn in Burlington, Mass. No renovations are planned for the third quarter.

The 32-room expansion of the Residence Inn Palo Alto Mountain View in Silicon Valley is nearing completion. The company expects the building to be completed in August with the certificate of occupancy contingent upon final electrical connections and inspections.

2016 Guidance

“We are reducing our previously announced full-year Adjusted EBITDA and FFO per share guidance by approximately 5 percent and our RevPAR growth range by 200-250 basis points based on the current outlook for the hotel industry and our portfolio. Lower GDP growth is adversely impacting the lodging industry, and for our portfolio, new supply is an added constraint. We expect these trends to continue for the balance of 2016, and with RevPAR growth at these levels, our industry leading margins are expected to decline slightly,” Fisher concluded.

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s guidance reflects the following:

•	U.S. GDP growth rate of approximately 1.5 percent for the last six months of 2016.

•	Renovation at Residence Inn San Diego Gaslamp during the fourth quarter.

•	Opening of the 32-room tower in Mountain View, Calif., during the third quarter.

•	No additional acquisitions, dispositions, debt or equity issuance.

	Q3 2016	2016 Forecast
RevPAR	$145-$148	$131-$132
RevPAR growth	-1.0 to +1.0%	+0.0 - 1.0%
Total hotel revenue	$80.0-$81.5 M	$290.9-$293.7 M
Net income	$13.4-$14.9 M	$30.2-$32.3 M
Net income per diluted share	$0.35-$0.38	$0.78-$0.83
Adjusted EBITDA	$38.0-$39.5 M	$128.1-$130.1 M
Adjusted funds from operation ("FFO")	$27.7-$29.2 M	$87.8-$89.9 M
Adjusted FFO per diluted share	$0.72-$0.75	$2.26-$2.32
Hotel EBITDA margins	44.6-45.2%	41.7-41.9%
Corporate cash administrative expenses	$2.4 M	$9.2 M
Corporate non-cash administrative expenses	$0.8 M	$3.6 M
Interest expense (excluding fee amortization)	$6.9 M	$27.4 M
Non-cash amortization of deferred fees	$0.3 M	$1.3 M
Income taxes	$0.3 M	$0.7 M
Chatham’s share of JV EBITDA	$4.8-$5.0 M	$16.1-$16.5 M
Chatham’s share of JV FFO	$2.8-$3.1 M	$8.2-$8.7 M
Weighted average shares outstanding	38.7 M	38.7 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call
The company will hold its second quarter 2016 conference later today, August 3, 2016, at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, August 10, 2016, by dialing 1-877-870-5176, reference number 13641009. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,178 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,680 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com or www.chathamlodgingtrust.reit.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA and (5) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including hotel property acquisition costs and other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to recurring operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including hotel property acquisition costs and other charges, gains or losses on the sale of real estate, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, hotel property acquisition costs, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.
Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•	EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 3, 2016, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets:
Investment in hotel properties, net	$1,247,305	$1,258,452
Cash and cash equivalents	15,308	21,036
Restricted cash	22,508	19,273
Investment in unconsolidated real estate entities	21,853	23,618
Hotel receivables (net of allowance for doubtful accounts of $125 and $95, respectively)	6,281	4,433
Deferred costs, net	5,072	5,365
Prepaid expenses and other assets	5,437	5,052
Total assets	$1,323,764	$1,337,229
Liabilities and Equity:
Mortgage debt	$532,105	$539,623
Revolving credit facility	66,280	65,580
Accounts payable and accrued expenses	26,389	25,100
Distributions and losses in excess of investments of unconsolidated real estate entities	4,712	2,703
Distributions payable	4,658	7,221
Total liabilities	634,144	640,227
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2016 and December 31, 2015	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 38,352,554 and 38,308,937 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	380	379
Additional paid-in capital	721,171	719,773
Retained earnings (distributions in excess of retained earnings)	(36,399)	(27,281)
Total shareholders’ equity	685,152	692,871
Noncontrolling Interests:
Noncontrolling interest in operating partnership	4,468	4,131
Total equity	689,620	697,002
Total liabilities and equity	$1,323,764	$1,337,229

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Room	$72,768	$67,698	$136,702	$122,729
Food and beverage	1,726	1,355	3,234	2,522
Other	2,637	2,492	4,990	4,427
Cost reimbursements from unconsolidated real estate entities	870	869	1,924	1,717
Total revenue	78,001	72,414	146,850	131,395
Expenses:
Hotel operating expenses:
Room	14,574	12,755	28,385	23,696
Food and beverage	1,245	973	2,423	1,820
Telephone	430	416	851	825
Other hotel operating	638	661	1,227	1,188
General and administrative	5,700	5,330	11,196	9,971
Franchise and marketing fees	5,948	5,560	11,136	10,055
Advertising and promotions	1,344	1,192	2,696	2,411
Utilities	2,235	2,100	4,617	4,426
Repairs and maintenance	3,158	2,856	6,359	5,677
Management fees	2,384	2,197	4,613	4,013
Insurance	338	285	675	586
Total hotel operating expenses	37,994	34,325	74,178	64,668
Depreciation and amortization	12,281	12,063	24,756	23,586
Property taxes, ground rent and insurance	5,014	4,254	10,037	8,339
General and administrative	2,972	2,156	6,084	5,583
Hotel property acquisition costs and other charges	298	524	310	784
Reimbursed costs from unconsolidated real estate entities	870	869	1,924	1,717
Total operating expenses	59,429	54,191	117,289	104,677
Operating income	18,572	18,223	29,561	26,718
Interest and other income	15	166	36	160
Interest expense, including amortization of deferred fees	(7,092)	(6,852)	(14,129)	(13,665)
Loss on early extinguishment of debt	—	—	(4)	—
Loss from unconsolidated real estate entities	942	1,333	295	1,077
Loss on sale from unconsolidated real estate entities	(8)	—	(8)	—
Income before income tax expense	12,429	12,870	15,751	14,290
Income tax expense	(179)	(25)	(179)	(25)
Net income	$12,250	$12,845	$15,572	$14,265
Net income attributable to noncontrolling interests	(82)	(82)	(104)	(90)
Net income attributable to common shareholders	$12,168	$12,763	$15,468	$14,175
Income per Common Share - Basic:
Net income attributable to common shareholders	$0.32	$0.33	$0.40	$0.37
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.31	$0.33	$0.40	$0.37
Weighted average number of common shares outstanding:
Basic	38,299,132	38,211,833	38,286,790	37,618,234
Diluted	38,734,987	38,618,824	38,704,693	38,022,675
Distributions per common share:	$0.33	$0.30	$0.64	$0.60

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Funds From Operations (“FFO”):
Net income	$12,250	$12,845	$15,572	$14,265
Noncontrolling interests	(82)	(82)	(104)	(90)
Loss on sale from unconsolidated real estate entities	8	—	8	—
Depreciation	12,227	12,016	24,649	23,493
Adjustments for unconsolidated real estate entity items	2,015	1,853	3,976	3,664
FFO attributable to common shareholders	26,418	26,632	44,101	41,332
Hotel property acquisition costs and other charges	298	524	310	784
Loss on early extinguishment of debt	—	—	4	—
Adjustments for unconsolidated real estate entity items	13	80	23	92
Adjusted FFO attributable to common shareholders	$26,729	$27,236	$44,438	$42,208
Weighted average number of common shares
Basic	38,299,132	38,211,833	38,286,790	37,618,234
Diluted	38,734,987	38,618,824	38,704,693	38,022,675

	For the three months ended		For the six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$12,250	$12,845	$15,572	$14,265
Interest expense	7,092	6,852	14,129	13,665
Income tax expense	179	25	179	25
Depreciation and amortization	12,281	12,063	24,756	23,586
Adjustments for unconsolidated real estate entity items	3,968	3,750	7,950	7,414
Noncontrolling interests	(82)	(82)	(104)	(90)
EBITDA	35,688	35,453	62,482	58,865
Hotel property acquisition costs and other charges	298	524	310	784
Loss on early extinguishment of debt	—	—	4	—
Adjustments for unconsolidated real estate entity items	27	86	36	121
Loss on sale from unconsolidated real estate entities	8	—	8	—
Share based compensation	759	651	1,495	1,355
Adjusted EBITDA	$36,780	$36,714	$64,335	$61,125

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2016	2015	2016	2015

Net Income		12,250	12,845	15,572	14,250
Add:	Interest Expense	7,092	6,852	14,129	13,665
	Income tax expense	179	25	179	25
	Depreciation and amortization	12,281	12,063	24,756	23,586
	General and administrative	2,972	2,156	6,084	5,583
	Hotel property acquisition costs and other charges	298	524	310	784
	Loss on early extinguishment of debt	—	—	4	—
	Loss on sale from unconsolidated real estate entities	8	—	8	—
Less:	Interest and other income	(15)	(165)	(36)	(160)
	Income from unconsolidated real estate entities	(942)	(1,333)	(295)	(1,077)
	Adjusted Hotel EBITDA	34,123	32,967	60,711	56,656